UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): May 27, 2010

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On May 27, 2010, in order to provide Applied DNA Sciences, Inc. (the “Company”) flexibility to issue securities convertible into additional shares of Common Stock, $.001 par value (“Common Stock”), to raise additional capital, the Company’s principal executive officer, principal financial officer and one other named executive officer elected to forfeit certain stock options to purchase up to 29 million shares of the Company’s Common Stock at an exercise price of $0.11 that were previously granted to them under the Company’s 2005 Incentive Stock Plan (the “2005 Plan”).  In lieu of the forfeited options, the Board of Directors granted new stock options to such executive officers to purchase up to 29 million shares of the Company’s Common Stock at an exercise price of $0.05 under the 2005 Plan which are not exercisable unless and until the Company, pursuant to stockholder approval,  amends its certificate of incorporation to increase its authorized shares of Common Stock.  Such new stock options are otherwise fully vested.

The executive officers and the respective number of shares underlying the forfeited options and the new options are as follows:

Name	Title	Shares
James A. Hayward	Chairman, President and Chief Executive Officer	17,000,000
Kurt H. Jensen	Chief Financial Officer	5,000,000
Ming-Hwa Liang	Chief Technology Officer and Secretary	7,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: June 2, 2010